UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2020

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.00 par value	LAWS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Partsmaster Acquisition

The information set forth below in Item 2.01 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated by reference into this Item 1.01.

First Amendment to Credit Agreement

On August 31, 2020, the First Amendment to Credit Agreement (the “First Amendment”) by and among Lawson Products, Inc. (the “Company”) and certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., individually as a lender, as an issuing bank and as administrative agent, became effective. The First Amendment amends the Credit Agreement, dated as of October 11, 2019 (the “Credit Agreement”), (i) to increase the authorized amount of letters of credit and related obligations from $15.0 million to $40.0 million until the first anniversary of the First Amendment and (ii) to authorize the Company to incur the Indebtedness (as defined in the Credit Agreement) in an amount up to $36.0 million represented by the deferred asset consideration payable pursuant to the Purchase Agreement as described below in Item 2.01 of this Current Report on Form 8-K.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2020, Lawson Products, Inc., an Illinois corporation and a wholly-owned subsidiary of the Company (“Buyer”), NCH Corporation, a Delaware corporation (“NCH”), NCH Canada, Inc., a corporation organized and existing under the laws of Ontario, Canada (together with NCH, “Sellers”), and the Company entered into the Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Buyer acquired the Partsmaster division of Sellers. Partsmaster is a leading maintenance, repair and operations solutions provider. The purchase price for the acquisition was $35.3 million plus the assumption of certain liabilities and is subject to a post-closing working capital adjustment. Buyer paid $2.3 million of the purchase price at closing and will pay the deferred asset consideration of $33.0 million in May, 2021. Buyer will satisfy the deferred asset consideration with cash on hand and, to the extent necessary, any remaining portion using the $100.0 million committed facility under the Credit Agreement. The Company guaranteed Buyer’s payment of the $33.0 million deferred asset consideration under the Purchase Agreement, including the issuance pursuant to the Credit Agreement of a $33.0 million irrevocable standby letter of credit. The Purchase Agreement contains customary representations and warranties of the parties. The parties have also agreed to customary post-closing covenants and indemnities.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. For additional information regarding the Credit Agreement, reference is hereby made to Note 8 of the notes to unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020.

Item 8.01 Other Events.

On September 1, 2020, the Company issued a press release announcing the acquisition of Partsmaster. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement dated as of August 31, 2020 by and among Lawson Products, Inc., an Illinois corporation, NCH Corporation, a Delaware corporation, NCH Canada, Inc., a corporation organized and existing under the laws of Ontario, Canada, and solely for purposes of Section 9.19 thereof, the Company
10.1	First Amendment to Credit Agreement dated as of August 31, 2020 by and among the Company and certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., individually as a lender, as an issuing bank and as administrative agent
99.1	Press release dated September 1, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date: September 2, 2020	By:	/s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement dated as of August 31, 2020 by and among Lawson Products, Inc., an Illinois corporation, NCH Corporation, a Delaware corporation, NCH Canada, Inc., a corporation organized and existing under the laws of Ontario, Canada, and solely for purposes of Section 9.19 thereof, the Company
10.1	First Amendment to Credit Agreement dated as of August 31, 2020 by and among the Company and certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., individually as a lender, as an issuing bank and as administrative agent
99.1	Press release dated September 1, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)